Exhibit 99.1
eBay Inc. Reports Fourth Quarter and Full Year 2023 Results

•Revenue of $2.6 billion, up 2% on an as-reported basis and up 3% on an FX-Neutral basis
•Gross Merchandise Volume of $18.6 billion, up 2% on an as-reported basis and nearly flat on an FX-Neutral basis
•GAAP and Non-GAAP earnings per diluted share of $1.40 and $1.07, respectively, on a continuing operations basis
•GAAP and Non-GAAP operating margin of 16.0% and 26.7%, respectively
•Returned $379 million to shareholders in Q4, including $250 million of share repurchases and $129 million paid in cash dividends
•In February 2024, the Board of Directors declared a cash dividend for the first quarter of 2024 of $0.27 per share, an 8% increase from the prior quarterly dividend. The Board also authorized an additional $2.0 billion stock repurchase program, increasing the company’s remaining stock repurchase authorization to $3.4 billion

San Jose, California, February 27, 2024 – eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today reported financial results for its fourth quarter and full year ended December 31, 2023.

“Last year, we made significant progress toward our vision to reinvent the future of ecommerce for enthusiasts,” said Jamie Iannone, Chief Executive Officer at eBay. “Our organic GMV growth improved year-over-year during each quarter of 2023, while navigating a challenging macroeconomic environment. Our results demonstrate the strength of our strategy, and I’m proud of our accelerated pace of innovation as we work to fundamentally enhance the customer experience on eBay.”

“I’m pleased that we met or exceeded expectations across our key financial metrics in Q4,” said Steve Priest, Chief Financial Officer at eBay. “Our fortress balance sheet and durable financial model enabled us to invest in our strategic pillars while protecting earnings growth and delivering robust capital returns. I’m proud of the strong execution throughout 2023 and I’m confident our strategy will drive long-term shareholder value.”

Fourth Quarter Financial Highlights

•Revenue was $2.6 billion, up 2% on an as-reported basis and up 3% on a foreign exchange (FX) neutral basis.
•Gross Merchandise Volume (GMV) was $18.6 billion, up 2% on an as-reported basis and nearly flat on an FX-Neutral basis.
•GAAP net income from continuing operations was $728 million, or $1.40 per diluted share.
•Non-GAAP net income from continuing operations was $560 million, or $1.07 per diluted share.
•GAAP and Non-GAAP operating margin was 16.0% and 26.7%, respectively.
•Generated $123 million of operating cash flow and reported $(3) million of free cash flow.
•Returned $379 million to shareholders, including $250 million of share repurchases and $129 million paid in cash dividends.

Full Year Financial Highlights

•Revenue was $10.1 billion, up 3% on an as-reported basis and up 4% on an FX-Neutral basis.
•GMV was $73.2 billion, down 1% on an as-reported and FX-Neutral basis.
•GAAP net income from continuing operations was $2.8 billion, or $5.21 per diluted share.
•Non-GAAP net income from continuing operations was $2.3 billion, or $4.24 per diluted share.
•GAAP and Non-GAAP operating margin was 19.2% and 27.4%, respectively.
•Generated $2.4 billion of operating cash flow and $2.0 billion of free cash flow.
•Returned $1.9 billion to shareholders, including $1.4 billion of share repurchases and $528 million paid in cash dividends.

Business Highlights

Revenue Initiatives

•eBay's first-party advertising products delivered $368 million of revenue in the fourth quarter, up 33% on an as-reported basis and up 30% on an FX-Neutral basis.
•The company's total advertising offerings generated $393 million of revenue in the fourth quarter, representing 2.1% of GMV.

Strategic Initiatives

•In Q4, eBay opened its newest authentication center in Japan. The Tokyo-based hub provides an added layer of trust, enabling the company to authenticate luxury items on a global scale.
•In the Motors Parts & Accessories category, eBay rolled out a multi-warehouse shipping optimization API to U.S. sellers, allowing buyers to see more accurate estimated delivery dates when purchasing from sellers with multiple warehouses.
•During the quarter, eBay Motors introduced predictive maintenance for users with cars in My Garage. Leveraging eBay’s database of more than 100 million vehicles, this capability offers AI-driven auto part recommendations based on a specific vehicle’s mileage.
•eBay announced a commercial agreement and investment in sports trading card company COMC. The deal expands COMC’s technology-based listing and management model and offers collectors a more extensive selection and improved listing capabilities.
•During the quarter, eBay completed its global rollout of its enhanced background removal tool, which leverages AI to effortlessly remove visual background “noise” from product images.
•eBay launched a new generative AI-powered social caption generator, making social sharing easier for sellers.
•The company introduced combined shipping with eBay International Shipping, enabling buyers to purchase multiple items from one seller and pay reduced shipping costs.

Impact

•eBay published its fourth annual Task Force for Climate Related Financial Disclosure report, showing eBay’s continued commitment to climate disclosure, assessment and planning.
•eBay was included in the Dow Jones Sustainability World and North American Indices for the fifth consecutive year, recognizing the company for its commitment to sustainability and responsible business.
•eBay for Charity contributed more than $43 million globally in Q4 and nearly $162 million throughout 2023.
•In Q4, the eBay Foundation hosted its second annual Giving Week encouraging eBayers around the world to donate, volunteer and connect with local communities. In a single week, employees donated more than $660 thousand to more than a thousand different causes in 25 countries.
•In 2023, the eBay Foundation granted more than $19 million to nonprofit organizations advancing inclusive entrepreneurship.

Fourth Quarter and Full Year 2023 Financial Highlights (presented in millions, except per share data and percentages)

	Fourth Quarter				Full Year
	2023	2022	Change		2023	2022	Change
eBay Inc.
Net revenues	$2,562	$2,510	$52	2%	$10,112	$9,795	$317	3%
GAAP – Continuing Operations
Net income (loss)	$728	$671	$57	8%	$2,775	$(1,274)	$4,049	**
Earnings (loss) per diluted share	$1.40	$1.23	$0.17	13%	$5.21	$(2.28)	$7.49	**
Non-GAAP – Continuing Operations
Net income	$560	$581	$(21)	(4)%	$2,260	$2,312	$(52)	(2)%
Earnings per diluted share	$1.07	$1.07	$—	—%	$4.24	$4.11	$0.13	3%
** Not meaningful

Other Selected Financial and Operational Results
•Operating margin – GAAP operating margin decreased to 16.0% for the fourth quarter of 2023, compared to 22.5% for the same period last year. Non-GAAP operating margin decreased to 26.7% for the fourth quarter of 2023, compared to 29.9% for the same period last year.
•Taxes – The GAAP effective tax rate for continuing operations for the fourth quarter of 2023 was 29.4%, compared to 19.1% for the fourth quarter of 2022. The non-GAAP effective tax rate for continuing operations for the fourth quarter of 2023 was 16.5%(1).
•Cash flow – The company generated $123 million of operating cash flow and reported $(3) million of free cash flow from continuing operations during the fourth quarter of 2023.
•Capital returns – The company repurchased $250 million of its common stock, or 6 million shares, in the fourth quarter of 2023. The company's total repurchase authorization remaining as of December 31, 2023 was approximately $1.4 billion. The company also paid cash dividends of $129 million during the fourth quarter of 2023.
•Cash and cash equivalents and non-equity investments – The company's cash and cash equivalents and non-equity investments portfolio totaled $5.1 billion as of December 31, 2023.

Business Outlook
eBay is providing the following guidance for the first quarter 2024.

In billions, except per share data and percentages	Q1 2024 Guidance
Revenue	$2.50 - $2.54
FX-Neutral Y/Y Growth	0% - 2%

Diluted GAAP EPS	$0.86 - $0.90

Diluted Non-GAAP EPS	$1.19 - $1.23

Dividend Declaration
•eBay's Board of Directors has declared a cash dividend of $0.27 per share of the company's common stock. The dividend is payable on March 25, 2024 to stockholders of record as of March 11, 2024.

(1) We use a non-GAAP effective tax rate for evaluating our operating results. Based on our current long-term projections, we are using a non-GAAP tax rate of 16.5%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss fourth quarter and full year 2023 results at 2:00 p.m. Pacific Time today. Investors and participants can access the call by dialing (855) 761-5600 in the U.S. and (646) 307-1097 internationally. The passcode for the conference line is 7435074. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for at least three months through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor this website, in addition to following our press releases, SEC filings, public conference calls and webcasts.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader that connects people and builds communities to create economic opportunity for all. Our technology empowers millions of buyers and sellers in more than 190 markets around the world, providing everyone the opportunity to grow and thrive. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. In 2023, eBay enabled more than $73 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year-over-year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest million, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided. References to “revenue” refer to “net revenues” as reported in the company’s consolidated statement of income.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income and margin, non-GAAP effective tax rate, free cash flow and FX-Neutral basis. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures, except for figures in this press release presented on an “FX-Neutral basis,” to the nearest comparable GAAP measures, see “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Income to Non-GAAP Operating Income,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in this press release. For figures in this press release reported “on an FX-Neutral basis,” we calculate the year-over-year impact of foreign currency movements using prior period foreign currency rates, excluding hedging activity, applied to current year transactional currency amounts.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including management's vision for the future of eBay and our ability to accomplish our vision, expected financial results for the first quarter and full year 2024 and the future growth in our business, the effects and potential of current and contemplated strategic initiatives and offerings, the effects of geopolitical events, foreign currency volatility, and inflationary pressure on our business and operations and our ability to respond to such effects, operating efficiency and margins, reinvestments, dividends and share repurchases. Actual results could differ materially from those expressed or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: fluctuations in, and our ability to predict, our results of operations and cash flows; our ability to convert visits into sales for our sellers, attract and retain buyers and execute on our business strategy; our ability to compete in the markets in which we participate; our ability to generate revenue from our foreign operations and expand into international markets; the impact of inflationary pressure, fluctuations in foreign currency exchange rates, increasing interest rates and geopolitical events such as the ongoing wars in Ukraine and in Israel and Gaza, including the related disruptions to international shipping in the Red Sea; our ability to keep pace with rapid technological developments or continue to innovate and create new initiatives to provide new programs, products and services; our ability to operate and continuously develop our payments system and financial services offerings; the impact of evolving domestic and foreign government laws, regulations, rules and standards that affect our company, our business and/or our industry; our reliance on third-party providers; our ability to protect or enforce our intellectual property rights; our ability to deal effectively with fraudulent activities on our platforms; the impact of any security breaches, cyberattacks or system failures and resulting interruptions; our ability to attract, retain and develop highly skilled employees; our ability to accomplish or accurately track our disclosures related to our environmental, social and governance goals; current and potential litigation and regulatory and government inquiries, investigations and disputes involving our company or our industry; our ability to generate sufficient cash flow to service our indebtedness; the impact of evolving sales and other tax regimes in various jurisdictions and anticipated tax liabilities; and the success of our pending or potential acquisitions, dispositions, joint ventures, strategic partnerships and strategic investments, including the proposed transactions involving Adevinta.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	John Egbert	ir@ebay.com
Media Relations Contact:	Trina Somera	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	December 31, 2023	December 31, 2022
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,985	$2,154
Short-term investments	2,556	2,625
Equity investment in Adevinta	4,474	2,692
Customer accounts and funds receivable	1,013	763
Other current assets	988	1,056
Total current assets	11,016	9,290
Long-term investments	1,133	1,797
Property and equipment, net	1,243	1,238
Goodwill	4,267	4,262
Operating lease right-of-use assets	493	513
Deferred tax assets	3,089	3,169
Other assets	379	581
Total assets	$21,620	$20,850
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$750	$1,150
Accounts payable	267	261
Customer accounts and funds payable	1,054	768
Accrued expenses and other current liabilities	2,196	1,866
Income taxes payable	253	226
Total current liabilities	4,520	4,271
Operating lease liabilities	387	418
Deferred tax liabilities	2,408	2,245
Long-term debt	6,973	7,721
Other liabilities	936	1,042
Total liabilities	15,224	15,697
Total stockholders' equity	6,396	5,153
Total liabilities and stockholders' equity	$21,620	$20,850

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In millions, except per share amounts)
Net revenues	$2,562	$2,510	$10,112	$9,795
Cost of net revenues (1)	710	681	2,833	2,680
Gross profit	1,852	1,829	7,279	7,115
Operating expenses:
Sales and marketing (1)	573	554	2,217	2,136
Product development (1)	399	340	1,544	1,330
General and administrative (1)	365	288	1,196	963
Provision for transaction losses	101	81	360	332
Amortization of acquired intangible assets	4	1	21	4
Total operating expenses	1,442	1,264	5,338	4,765
Income from operations	410	565	1,941	2,350
Interest and other:
Gain (loss) on equity investments and warrant, net	636	319	1,832	(3,786)
Interest expense	(65)	(62)	(263)	(235)
Interest income and other, net	50	7	197	70
Income (loss) from continuing operations before income taxes	1,031	829	3,707	(1,601)
Income tax benefit (provision)	(303)	(158)	(932)	327
Income (loss) from continuing operations	728	671	2,775	(1,274)
Income (loss) from discontinued operations, net of income taxes	(4)	1	(8)	5
Net income (loss)	$724	$672	$2,767	$(1,269)

Income (loss) per share – basic:
Continuing operations	$1.41	$1.24	$5.24	$(2.28)
Discontinued operations	(0.01)	0.00	(0.02)	0.01
Net income (loss) per share – basic	$1.40	$1.24	$5.22	$(2.27)

Income (loss) per share – diluted:
Continuing operations	$1.40	$1.23	$5.21	$(2.28)
Discontinued operations	(0.01)	0.00	(0.02)	0.01
Net income (loss) per share – diluted	$1.39	$1.23	$5.19	$(2.27)

Weighted average shares:
Basic	518	541	530	558
Diluted	521	544	533	558

(1) Includes stock-based compensation as follows:
Cost of net revenues	$13	$13	$53	$51
Sales and marketing	24	16	92	73
Product development	70	62	272	222
General and administrative	42	37	158	148
	$149	$128	$575	$494

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In millions)
Cash flows from operating activities:
Net income (loss)	$724	$672	$2,767	$(1,269)
(Income) loss from discontinued operations, net of income taxes	4	(1)	8	(5)
Adjustments:
Provision for transaction losses	101	81	360	332
Depreciation and amortization	98	107	403	442
Stock-based compensation	149	128	575	494
Loss (gain) on investments and other, net	1	14	(5)	21
Deferred income taxes	160	27	255	(780)
Change in fair value of warrant	(190)	(16)	(150)	230
Change in fair value of equity investment in Adevinta	(451)	(282)	(1,782)	2,691
Change in fair value of equity investment in Adyen	—	—	—	261
Change in fair value of equity investment in Gmarket	13	(5)	96	294
Change in fair value of equity investment in KakaoBank	(13)	(28)	(2)	293
Changes in assets and liabilities, net of acquisition effects	(473)	(11)	(94)	(377)
Net cash provided by continuing operating activities	123	686	2,431	2,627
Net cash used in discontinued operating activities	(1)	(2)	(5)	(373)
Net cash provided by operating activities	122	684	2,426	2,254
Cash flows from investing activities:
Purchases of property and equipment	(126)	(153)	(456)	(449)
Purchases of investments	(3,267)	(3,311)	(13,874)	(18,534)
Maturities and sales of investments	3,003	2,379	14,502	20,626
Proceeds from sale of shares in Adevinta	—	8	—	8
Proceeds from sale of shares in Adyen	—	—	—	800
Proceeds from sale of shares in KakaoBank	105	—	106	287
Acquisition of TCGplayer, net of cash acquired	—	(208)	—	(208)
Other	5	(9)	(38)	(71)
Net cash provided by (used in) continuing investing activities	(280)	(1,294)	240	2,459
Net cash provided by discontinued investing activities	—	—	—	2
Net cash provided by (used in) investing activities	(280)	(1,294)	240	2,461
Cash flows from financing activities:
Proceeds from issuance of common stock	35	32	83	87
Repurchases of common stock	(283)	(315)	(1,401)	(3,143)
Payments for taxes related to net share settlements of restricted stock units and awards	(35)	(30)	(171)	(160)
Payments for dividends	(129)	(119)	(528)	(489)
Proceeds from issuance of long-term debt, net	—	1,143	—	1,143
Repayment of debt	—	—	(1,150)	(1,355)
Net funds receivable and payable activity	33	33	717	125
Net cash provided by (used) in financing activities	(379)	744	(2,450)	(3,792)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	21	32	5	(57)
Net increase (decrease) in cash, cash equivalents and restricted cash	(516)	166	221	866
Cash, cash equivalents and restricted cash at beginning of period	3,009	2,106	2,272	1,406
Cash, cash equivalents and restricted cash at end of period	$2,493	$2,272	$2,493	$2,272

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(In millions, except percentages)
Total net revenues (1)(2)	$2,562	$2,500	$2,540	$2,510	$2,510
Current quarter vs prior year quarter	2%	5%	5%	1%	(4)%
Percent from international	50%	50%	50%	50%	51%

(1) Hedge gain/(loss)	$11	$2	$14	$29	$89
(2) Foreign currency impact	$63	$43	$(9)	$(45)	$(67)

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(In millions, except percentages)
Active Buyers (1)	132	132	132	133	134
Current quarter vs prior year quarter	(2)%	(3)%	(4)%	(7)%	(9)%
Active Buyers excluding GittiGidiyor and TCGplayer (2)	131	131	131	131	132
Current quarter vs prior year quarter	(1)%	(1)%	(3)%	(5)%	(8)%

Gross Merchandise Volume (3)
U.S.	$8,891	$8,638	$8,702	$9,010	$8,894
Current quarter vs prior year quarter	0%	(1)%	(3)%	(3)%	(9)%
International	$9,700	$9,353	$9,512	$9,400	$9,333
Current quarter vs prior year quarter	4%	4%	(1)%	(7)%	(15)%
Total Gross Merchandise Volume	$18,591	$17,991	$18,214	$18,410	$18,227
Current quarter vs prior year quarter	2%	2%	(2)%	(5)%	(12)%

(1)Active Buyers consist of all buyers who paid for a transaction on our platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.
(2)On June 20, 2022 we announced the closure of our marketplace business in Turkey, GittiGidiyor. On October 31, 2022, we completed the acquisition of TCGplayer.
(3)Gross Merchandise Volume consists of the total value of all paid transactions between users on our platforms during the applicable period inclusive of shipping fees and taxes.

eBay Inc.
Business Outlook

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
March 31, 2024
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net revenues	$2.50 - $2.54	$2.50 - $2.54
Diluted EPS from continuing operations	$0.86 - $0.90	$1.19 - $1.23

(a) Estimated non-GAAP amounts above for the three months ending March 31, 2024 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $8 million, estimated stock-based compensation expense and associated employer payroll tax expense of approximately $145 - $155 million, and estimated adjustment between our GAAP and non-GAAP tax rate of approximately $25 - $35 million. The estimated GAAP diluted EPS above does not assume any gains or losses on our equity investments.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP effective tax rate, free cash flow and figures in this press release presented on an "FX-Neutral basis." These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release, except for figures in this press release presented on an “FX-Neutral basis,” can be found in the tables included in this press release. For figures in this press release reported on an "FX-Neutral basis,” the company calculates the year-over-year impact of foreign currency movements using prior period foreign currency rates, excluding hedging activity, applied to current year transactional currency amounts.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of deferred tax assets associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain gains and losses on investments including changes in fair value, changes in foreign currency exchange rates and the impact of any related foreign exchange derivative instruments, gains or losses associated with a warrant agreement that the company entered into with Adyen, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the vesting of restricted stock by employees and the timing and size of stock option exercises, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, certain amortization of deferred tax assets and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of deferred tax assets associated with the realignment of its legal structure, which is not reduced by the effects of the Tax Cuts and Jobs Act, and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the company’s core operating results. These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results. These amounts include changes in fair value and the related change in foreign currency exchange rates of equity securities with readily determinable fair values, globally.
Change in fair market value of warrant. These are gains or losses associated with a warrant agreement that the company entered into with Adyen, which are attributable to changes in fair value during the period.
Income tax effects and adjustments. We use a non-GAAP tax rate for evaluating our operating results. Based on our current long-term projections, we are using a non-GAAP tax rate of 16.5%. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, repurchase stock and pay dividends. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period and does not exclude certain non-discretionary expenditures, such as mandatory debt service requirements.

eBay Inc.
Reconciliation of GAAP Operating Income to Non-GAAP Operating Income*

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In millions, except percentages)
GAAP operating income	$410	$565	$1,941	$2,350
Stock-based compensation expense and related employer payroll taxes	151	130	587	507
Amortization of acquired intangible assets within cost of net revenues and operating expenses	9	5	35	9
Restructuring	99	—	141	—
Legal matters	15	50	65	50
Other general and administrative expenses	2	—	3	23
Total non-GAAP operating income adjustments	276	185	831	589
Non-GAAP operating income	$686	$750	$2,772	$2,939

GAAP operating margin	16.0%	22.5%	19.2%	24.0%
Non-GAAP operating margin	26.7%	29.9%	27.4%	30.0%
*Presented on a continuing operations basis

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In millions, except per share amounts and percentages)
GAAP income (loss) from continuing operations before income taxes	$1,031	$829	$3,707	$(1,601)
GAAP (provision) benefit for income taxes	(303)	(158)	(932)	327
GAAP net income (loss) from continuing operations	$728	$671	$2,775	$(1,274)
Non-GAAP adjustments to net income (loss) from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	$276	$185	$831	$589
Change in fair value of equity investment in Adevinta	(451)	(282)	(1,782)	2,691
Change in fair market value of warrant	(190)	(16)	(150)	230
Change in fair market value of other equity investments	18	(18)	113	645
Realized change in fair market value of equity investments	(13)	(2)	(13)	216
Other significant gains, losses or charges	—	—	—	(1)
Income tax effects and adjustments	192	43	486	(784)
Non-GAAP net income from continuing operations	$560	$581	$2,260	$2,312

Diluted net income (loss) from continuing operations per share:
GAAP	$1.40	$1.23	$5.21	$(2.28)
Non-GAAP	$1.07	$1.07	$4.24	$4.11
Shares used in GAAP diluted net income (loss) per share calculation	521	544	533	558
Shares used in non-GAAP diluted net income per share calculation	521	544	533	562

GAAP effective tax rate – Continuing operations	29.4%	19.1%	25.1%	20.4%
Income tax effects and adjustments to net income (loss) from continuing operations	(12.9)%	(2.6)%	(8.6)%	(3.9)%
Non-GAAP effective tax rate – Continuing operations	16.5%	16.5%	16.5%	16.5%

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(In millions)
Net cash provided by continuing operating activities	$123	$686	$2,431	$2,627
Less: Purchases of property and equipment	(126)	(153)	(456)	(449)
Free cash flow	$(3)	$533	$1,975	$2,178